As filed with the Securities and Exchange Commission on May 25, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

Alvarion Ltd.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21A HaBarzel Street
Tel Aviv 69710, Israel
(Address, including zip code, of principal executive offices)

Alvarion Ltd. The 2006 Global Share Based Incentive Plan
(Full title of the plan)

Alvarion, Inc.
555 North Mathilda Ave
Suite 210
Sunnyvale, California 94086
Tel: 650-314-2500
(Name, address and telephone number, including area code, of agent for service)
__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☒
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
__________________________

Copies to:
Tuvia J. Geffen, Adv. Naschitz, Brandes & Co. 5 Tuval Street Tel Aviv 67897, Israel Tel: 972-3-623-5000 Fax: 972-3-623-5005
__________________________

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, nominal value NIS 0.01 per share	1,521,569	$ 2.37 (2)	$ 3,606,119	$ 257.12

(1)
In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional securities that may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)
Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the registrant’s Ordinary Shares as reported on the NASDAQ Global Market on May 21, 2010.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for Alvarion Ltd. (the “Registrant”) to register an additional 1,521,569 Ordinary Shares for issuance under the Alvarion Ltd. The 2006 Global Share Based Incentive Plan.

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-138717, 333-148316 and 333-161004), filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2006, December 26, 2007 and August 4, 2009, are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II – INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on March 26, 2010; and

(b)	the Registrant’s reports on Form 6-K, filed with the SEC on January 6, 2010; February 3, 10 and 17, 2010; March 10, 17, 23, 25 and 26, 2010; April 7, 2010; May 4, 11 and 17.

ITEM 8.  EXHIBITS

4.1	Form of Ordinary Share Certificate (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-14142)).

4.2
Memorandum of Association of Registrant (English translation accompanied by Hebrew original) (incorporated herein by reference to the Company’s Registration Statement on Form F-1 (File No. 333-11572)).

4.3	Articles of Association of Registrant (incorporated herein by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2008).

5.1	Opinion of Naschitz, Brandes & Co., Advocates*

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.*

23.2	Consent of Naschitz, Brandes & Co. (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on the signature page).*

99.1	Alvarion Ltd. The 2006 Global Share Based Incentive Plan (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-138717), filed with the SEC on November 15, 2006).

* Filed herewith.

ITEM 9.  UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ”Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on May 25, 2010.

ALVARION LTD. (Registrant)
By:	/s/ Eran Gorev Eran Gorev Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Alvarion Ltd., a company organized under the laws of the State of Israel, do hereby constitute and appoint Eran Gorev and Efrat Makov, and each of them severally, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the SEC in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Eran Gorev	Chief Executive Officer	May 25, 2010
Eran Gorev	(Principal Executive Officer)

/s/ Efrat Makov	Chief Financial Officer	May 25, 2010
Efrat Makov	(Principal Financial and Accounting Officer)

/s/ Anthony Maher	Chairman of the Board of Directors	May 25, 2010
Anthony Maher

/s/ Benny Hanigal	Director	May 25, 2010
Benny Hanigal

/s/ Professor Raphael Amit	Director	May 25, 2010
Professor Raphael Amit

/s/ Robin Hacke	Director	May 25, 2010
Robin Hacke

/s/ Amnon Yacoby	Director	May 25, 2010
Amnon Yacoby

/s/ Zvi Slonimsky	Director	May 25, 2010
Zvi Slonimsky

/s/ Doron Inbar	Director	May 25, 2010
Doron Inbar

/s/ Ng Eng Ho	Director	May 25, 2010
Ng Eng Ho

/s/ Anthony Maher	Authorized Representative in the United States	May 25, 2010
Alvarion, Inc. Name: Anthony Maher Authorized Signatory

EXHIBIT INDEX

4.1	Form of Ordinary Share Certificate (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-14142).
4.2
Memorandum of Association of Registrant (English translation accompanied by Hebrew original) (incorporated herein by reference to the Company’s Registration Statement on Form F-1 (File No. 333-11572)).

4.3	Articles of Association of Registrant (incorporated herein by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2008).
5.1	Opinion of Naschitz, Brandes & Co.*

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global.*

23.2	Consent of Naschitz, Brandes & Co., Advocates (included in Exhibit 5.1).*

24.1	Powers of Attorney (included on the signature page).*

99.1	Alvarion Ltd. The 2006 Global Share Based Incentive Plan (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-138717), filed with the SEC on November 15, 2006).

* Filed herewith.